Exhibit 10.10

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of November 12, 2008, is made by ENVISION SOLAR INTERNATIONAL, INC., a California corporation (the “Grantor”), in favor of GEMINI STRATEGIES, LLC, as collateral agent (“Agent”) for the holder of the Secured Bridge Note issued or to be issued in the original principal amount of $591,770.83 (the “Note”) by the Grantor, pursuant to the Purchase Agreement (as defined below) (collectively with its endorsees, transferees and assigns, the “Lender”).

W I T N E S S E T H:

WHEREAS, the Grantor and the Lender are party to that certain Securities Purchase Agreement, dated on or about the date hereof (“Purchase Agreement”), pursuant to which the Grantor issued or is issuing the Note, among other things;

WHEREAS, contemporaneously herewith the Grantor is entering into a Security Agreement (“Security Agreement”), pursuant to which the Grantor has granted a security interest in its assets and properties to secure the satisfaction of the Grantor’s obligations under the Note, among other things; and

WHEREAS, the Grantor is obligated under the Security Agreement to take such further actions as the collateral Agent requests to further perfect the Lender’s security interest granted under the Security Agreement, including without limitation with respect to intellectual property;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

DEFINED TERMS.

(a) Certain Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

                “Copyrights” means copyrights and copyright registrations, including without limitation the copyright registrations and recordings listed on Schedule I attached hereto, if any, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner of its, his or her share thereof, including without limitation payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of the Grantor’s rights corresponding thereto throughout the world.

“Intellectual Property Licenses” means rights under or interest in any Patent, Trademark, Copyright or other intellectual property under a license agreement, whether verbal or in writing, regardless of whether the Grantor is a licensee or licensor under any such license agreement, including without limitation all the intellectual property licenses listed on Schedule I attached hereto, if any, and also including without limitation software license agreements with any other party, and  also including all of the Grantor’s rights corresponding to Grantor’s Intellectual Property Licenses throughout the world.

“Patents” means patents and patent applications, including without limitation the patents and patent applications listed on Schedule I hereto and all continuations, divisionals, provisionals, continuations in part, or reissues of applications related to patents thereon, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner or inventor of its, his or her share thereof, including without limitation payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of the Grantor’s rights corresponding thereto throughout the world.

“Trademarks” means trademarks, trade names, trade styles, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including without limitation the registered trademarks listed on Schedule I hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner of its, his or her share thereof, including without limitation payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of the Grantor’s rights corresponding thereto throughout the world.

(b) Terms Defined in the Purchase Agreement.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the Purchase  Agreement.

2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL.  Grantor hereby grants to the Agent, as collateral agent for the Lender, a continuing and perfected first priority security interest (as set forth in the Security Agreement) in all of Grantor’s right, title and interest in, to and under all of Grantor’s Intellectual Property (as defined in the Security Agreement), including without limitation the following, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”):

(a) all of Grantor’s Patents and Grantor’s rights under all Patent Intellectual Property Licenses to which it is a party, including those patents referred to on Schedule I hereto, including:

(i)	all registrations and applications in respect of the foregoing, including continuations, divisionals, provisionals, continuations in part, or reissues of applications and patents issuing thereon; and

(ii)
all products and proceeds of the foregoing, including without limitation any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Intellectual Property License;

(b) all of Grantor’s Trademarks and Grantor’s rights under all Trademark Intellectual Property Licenses to which it is a party, including those trademarks referred to on Schedule I hereto, including:

(i)	all registrations, applications, and renewals in respect of the foregoing;

(ii)	all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark licensed under an Intellectual Property License; and

(iii)
all products and proceeds of the foregoing, including without limitation any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License; and

(c) all of Grantor’s Copyrights and Grantor’s rights under all Copyright Intellectual Property Licenses to which it is a party, including those referred to on Schedule I hereto, including:

(i)	all registrations, applications, and renewals in respect of the foregoing; and

(ii)
all products and proceeds of the foregoing, including without limitation any claim by Grantor against third parties for past, present or future infringement of any Copyright or any Copyright licensed under any Intellectual Property License.

3. SECURITY AGREEMENT.  The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Lender pursuant to the Security Agreement.  Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4. AUTHORIZATION TO SUPPLEMENT.  If Grantor shall obtain rights to any new Intellectual Property Rights (as defined in the Security Agreement), the provisions of this Agreement shall automatically apply thereto.  Grantor shall give Lender prompt written notice with respect to any such new Intellectual Property Rights.  Grantor represents that Schedule I is substantially accurate and complete but reserves the right from time to time to correct inaccuracies and/or omissions by giving Lender written notice thereof.  Without limiting Grantor’s obligations under this Section 4, Grantor hereby authorizes the Agent and Lender unilaterally to modify this Agreement by amending Schedule I to include any such corrections and other modifications and any such new Intellectual Property Rights of Grantor.  Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I shall in any way affect, invalidate or detract from Lender’ continuing security interest in all Intellectual Property Collateral, whether or not listed on Schedule I.

5. COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

6. GOVERNING LAW; JURISDICTION.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7. SUCCESSORS AND ASSIGNS.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Lender may assign its rights hereunder in connection with any private sale or transfer of its Note, in which case the term “Lender” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  Grantor may not assign its rights or obligations under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ENVISION SOLAR INTERNATIONAL, INC.

By: /s/ Robert Noble____________________________
Name:  Robert Noble
Title: CEO

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